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                                                                    Exhibit (d)1

                            NAUTICA ENTERPRISES, INC.

                            1996 STOCK INCENTIVE PLAN
                             (Amended and Restated)

SECTION 1.        PURPOSES

                  The purpose of the Nautica Enterprises, Inc. 1996 Stock Incentive Plan (the "Plan") are (i) to enable Nautica Enterprises, Inc. (the "Company") and its Related Companies (as defined below) to attract, retain and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company, (ii) to enable the Company to offer incentives to employees of entities which are acquired or established by the Company from time to time as incentives and inducements for employment, and (iii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in options to purchase the Company's common stock, thereby increasing such directors' proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2.        TYPES OF AWARDS

                  2.1 Awards under the Plan to employees may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Limited Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Bonus Stock; (vii) Cash Bonuses; (viii) Loans; and/or (ix) Tax Offset Payments.

                  2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

                  2.3 Outside Directors may receive only Stock Options and Limited Stock Appreciation Rights.

SECTION 3.        ADMINISTRATION

                  3.1 The Plan shall be administered (i) by the Committee (as defined below) in the case of awards to employees, and (ii) by the Company's Board of Directors (the "Board") in the case of awards to Outside Directors. The Committee shall be the Compensation Committee of the Board or such other committee of directors as the Board shall designate, , which shall consist of not less than two directors each of whom is (a) a nonemployee director, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and (b) an outside director satisfying the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board.

                  3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Directors: to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                           (a)      to determine whether and to what extent any
award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                           (b)      to select the employees to whom awards will
be granted;

                           (c)      to determine the number of shares of the
common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;
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                           (d)      to determine the terms and conditions of any
award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the "Performance Objectives") and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

                           (e)      to determine the treatment of awards upon an
employee's retirement, disability, death, termination for cause or other termination of employment;

                           (f)      to determine pursuant to a formula or
otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value of the Stock on a given date shall be the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ National Market (or the principal exchange upon which the Stock is listed) on such date, or if no such sale of Stock occurs on such date, the weighted average of the high and low prices on the nearest trading dates before and after such date;

                           (g)      to determine that amounts equal to the
amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

                           (h)      to determine whether, to what extent, and
under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                           (i)      to provide that the shares of Stock received
as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

                           (j)      to amend the terms of any award,
prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

                           (k)      to substitute new awards with more favorable
terms and conditions for previously granted awards under the Plan, or for stock options or awards granted under other plans or agreements; provided, however, in no case shall the Committee reprice "underwater" Stock Options. Notwithstanding the foregoing limitation, the Committee is authorized, in its sole discretion, to offer employees (other than the executive officers named in the Summary Compensation Table of the Company's proxy statement for its 2002 Annual Meeting of Stockholders) holding stock options having an exercise price in excess of $24.00 per share a one-time opportunity to surrender such options for cancellation in return for a future grant of replacement options. Each replacement option shall entitle the holder to purchase 0.70 shares of the Company's common stock for each share that was issuable under the cancelled option. The replacement options shall be granted no less than six months and one day following the cancellation of the cancelled options, with an exercise price equal to the fair market value of the Company's Common Stock on such date of grant. Each replacement option shall have a term equal to the remaining term of the cancelled option and the same vesting schedule as for the cancelled option which it replaces, except that no replacement option shall vest or be exercisable any earlier than six months after the date of its grant. The foregoing exchange opportunity shall be structured so that the Company avoids incurring variable accounting compensation charges, and may contain such other terms and conditions as may be determined by the Committee not inconsistent with the foregoing.

                  3.3 The Committee shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of


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the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Committee may use either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

                  The Performance Objectives for a particular Performance Award relative to a particular fiscal year of the Company shall be established by the Committee in writing no later than 90 days after the beginning of such year. The Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. The Committee shall have discretion to modify the Performance Objectives or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to quality as "performance-based compensation" within the meaning of Section 162(m) of the Code.

                  3.4 With respect to awards to Outside Directors, the Board shall have authority to grant and amend awards subject to the limitations of Sections 2.3, 6, and 7.2; to interpret the Plan and grants to Outside Directors pursuant to the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. Subject to any express limitations set forth in the Plan, the Board shall have the same powers with respect to awards to Outside Directors as are set forth for the Committee with respect to awards to employees. However, the Board shall have no discretion to vary the terms of awards granted pursuant to Section 15, except as provided in
Section 4.4.

                  3.5 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

                  3.6 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934 or Performance Awards. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.        STOCK SUBJECT TO PLAN

                  4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,000,000 (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

                  4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the employee having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. If the exercise price of an option is paid in Stock or if shares of Stock are withheld from payment of an award to satisfy tax obligations with respect to such award, such shares will also not count against the Plan limits and shall again be available for distribution in connection with future awards under the Plan.

                  4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Bonus Stock, or any combination of the foregoing with respect to more than 600,000 shares of Stock in any fiscal year of the Company (subject to adjustment as provided in Section 4.4). No employee shall be granted Tax Offset Payments with respect to more than the number of shares of Stock covered by awards held by such employee. No employee shall be paid a Cash Bonus in any fiscal year in excess of (i) 5% of the Company's operating profit for the Company's fiscal year, if the Cash Bonus relates to a single fiscal year, or (ii) 2% of the Company's cumulative operating profit for each fiscal year to which the Cash Bonus relates, if the Cash Bonus relates to more than one fiscal year. An employee's Cash Bonus permitted under the preceding sentence shall be in addition to the employee's Stock awards and Tax Offset Payments permitted under this Section 4.3.

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                  4.4      In the event of any merger, reorganization,
consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any fiscal year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.4 occurs and an adjustment is made in the outstanding Stock Options granted to participants other than Outside Directors, a similar adjustment shall be made in the number and terms of Stock Options (and related Limited Stock Appreciation Rights) previously granted to Outside Directors and to be granted under Section 15, provided that any such adjustment shall be equitable and shall not increase the aggregate benefits of such Stock Options to Outside Directors.

SECTION 5.        ELIGIBILITY

                  5.1 Employees of the Company or a Related Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 15. The employee participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

                  5.2 Initial grants to Outside Directors shall be made automatically pursuant to Section 15. Subsequent grants to Outside Directors shall be made by the Board, in its discretion, in accordance with the provisions of Sections 2.3, 6 and 7.2. For purposes of the Plan, the term "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or a Related Company.

SECTION 6.        STOCK OPTIONS

                  6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. All Stock Options awarded to Outside Directors shall be Non-Qualified Stock Options.

                  6.2 Subject to the following provisions, Stock Options awarded to employees by the Committee and Stock Options awarded to Outside Directors by the Board shall be in such form and shall have such terms and conditions as the Committee or Board, as the case may be, may determine. All references to the Committee in the following paragraphs of this Section 6.2 shall be deemed to refer to the Board with respect to awards to Outside Directors.

                           (a)      Option Price. The option price per share of
Stock purchasable under a Stock Option shall be determined by the Committee, and may be less than the fair market value of the Stock on the date of the award of the Stock Option.

                           (b)      Option Term. The term of each Stock Option
shall be fixed by the Committee.

                           (c)      Exercisability. Stock Options shall be
exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (d)      Method of Exercise. Stock Options may be
exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted

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by law determined by the Committee, or any combination of the foregoing. If the
Committee determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

                           (e)      No Stockholder Rights. An optionee shall
have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                           (f)      Surrender Rights. The Committee may provide
that options may be surrendered for cash upon any terms and conditions set by the Committee.

                           (g)      Transferability. Stock Options shall not be
transferable by the optionee other than by will or by the laws of descent and distribution, and during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative; provided, however, the Committee may, in its discretion, authorize all or a portion of the Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children, stepchildren or grandchildren (including relationships arising from legal adoption) of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there shall be no consideration for any such transfer (other than interests in the transferee partnership), (y) the instrument pursuant to which such options are transferred must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section as well as any additional conditions on transfer and restrictions on the rights of the transferee, as may be required by the Committee, and (z) subsequent transfers of transferred options shall be prohibited except those by will or the laws of descent and distribution. Following any such transfer, the Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

                           (h)      Termination of Employment. Following the
termination of an optionee's employment (or Board service) with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

                  6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded after March 31, 2006. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall
(A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.        STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION
                  RIGHTS

                  7.1 A Stock Appreciation Right awarded to an employee shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

                  7.2 The Committee (or the Board with respect to Outside Directors), may grant a Stock

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Appreciation Right which may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 17.2) (such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). Unless the Committee (or the Board with respect to Outside Directors) provides otherwise, in the event of a Change of Control the amount to be paid upon exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 17.3).

SECTION 8.        RESTRICTED STOCK

                  Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (a)      The Restricted Stock award shall specify the
number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

                           (b)      Stock certificates representing the
Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

                           (c)      The Committee may provide that the employee
shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                           (d)      Except as may be provided by the Committee,
in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

                           (e)      The Committee may waive, in whole or in
part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 9.        DEFERRED STOCK AWARDS

                  Subject to the following provisions, all awards of Deferred Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (a)      The Deferred Stock award shall specify the
number of shares of Deferred Stock to be awarded to any employee and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Committee may determine.

                           (b)      Except as may be provided by the Committee,
Deferred Stock awards may not be


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sold, assigned, transferred, pledged or otherwise encumbered during the Deferral
Period.

                           (c)      At the expiration of the Deferral Period,
the employee (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                           (d)      Except as may be provided by the Committee,
in the event of an employee's termination of employment before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

                           (e)      The Committee may waive, in whole or in
part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

SECTION 10.       BONUS STOCK AND CASH BONUSES

                  The Committee may award Bonus Stock and/or a Cash Bonus to any eligible employee subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock and/or a Cash Bonus may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Committee may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the
Code). The Committee shall also have the right to eliminate or reduce the amount of Cash Bonus otherwise payable under an award. Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may offer eligible employees the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction. Cash Bonus awards shall be paid in cash.

SECTION 11.       LOANS

                  The Committee may provide that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan to an employee more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Committee shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 12.       TAX OFFSET PAYMENTS

                  The Committee may provide for a Tax Offset Payment by the Company to an employee with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 13.       ELECTION TO DEFER AWARDS

                  The Committee may permit an employee to elect to defer receipt of an award for a specified period


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or until a specified event, upon such terms as are determined by the Committee.

SECTION 14.       TAX WITHHOLDING

                  14.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

                  14.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 15. STOCK OPTIONS AND LIMITED STOCK APPRECIATION RIGHTS TO OUTSIDE DIRECTORS

                  15.1 Each person who first becomes an Outside Director on or after April 1, 1996, shall be granted, on the first trading day coincident with or immediately following the date of his or her initial election as an Outside Director, a Stock Option to purchase 2,000 shares of Stock. For purposes of this Section, the term trading day shall mean a day on which the Stock is traded on a National Securities Exchange, on the NASDAQ National Market, or in the over-the-counter market.

                  15.2 Stock Options granted to Outside Directors pursuant to Section 15 shall be Non-Qualified Stock Options, and shall have the following terms and conditions:

                           (a)      Option Price. The option price per share of
Stock purchasable under the Stock Option shall be equal to the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ National Market (or the principal exchange upon which the Stock is listed) on the date of grant, or if no such sale of Stock occurs on such date, the weighted average of the high and low prices on the nearest trading dates before and after such date.

                           (b)      Option Term. Except as provided in Section
15.2(e), the term of the Stock Option shall be ten years. To the extent it has become exercisable pursuant to Section 15.2(c), the Stock Options shall remain exercisable for the remainder of its term following the termination of the optionee's status as an Outside Director.

                           (c)      Exercisability. Each Stock Option shall
become exercisable with respect to 50% of the underlying shares on the first anniversary of the date of grant, and the remaining 50% on the second anniversary of the date of grant, provided that the optionee is a director of the Company on the respective date. Notwithstanding the preceding sentence, in the event of a Change of Control (as defined in Section 17), each Stock Option shall become fully exercisable and vested.

                           (d)      Method of Exercise. The Stock Options may be
exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six months, by "cashless exercise" or by any combination of the foregoing. Shares delivered as payment of the exercise price shall be valued at the mean between the highest and lowest quoted selling price, regular way, of the Stock on the NASDAQ National Market (or the principal exchange upon which the Stock is listed) on the day before the date of exercise, or if no such sale of Stock occurs on such date, the weighted average of the high and low prices on the nearest trading date

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
before such date.

                           (e)      Death of Director. If the optionee's service
as a director of the Company is terminated by reason of death, such optionee's Stock Options shall become immediately exercisable, and may be exercised for the remaining term of the Stock Option, or for one year after the optionee's death, if longer.

                           (f)      Non-transferability. No Stock Option award
shall be transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                           (g)      No Stockholder Rights. An optionee shall
have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  15.3 Limited Stock Appreciation Rights in Tandem with Options. Each Stock Option granted to an Outside Director under this Section 15 shall be granted in tandem with a Limited Stock Appreciation Right which may be exercised only within the 60-day period following a Change of Control (as defined in Section 17.2). Upon exercise of the Limited Stock Appreciation Right, the holder shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount in cash equal to the excess of the Change of Control Price (as defined in Section 17.3) over the exercise price of the related Stock Option. The Limited Stock Appreciation Right shall be paid within 30 days of the exercise of the Limited Stock Appreciation Right.

SECTION 16.       AMENDMENTS AND TERMINATION

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3, Section 162(m) of the Code, or other regulatory requirements.

SECTION 17.       CHANGE OF CONTROL

                  17.1 In the event of a Change of Control, unless otherwise provided in the grant or by amendment (with the holder's consent) of such grant:

                           (a)      all outstanding Stock Options and all
outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

                           (b)      the restrictions and deferral limitations
applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                           (c)      to the extent the cash payment of any award
is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

                  17.2 A "Change of Control" means the happening of any of the following:

                           (a)      When any "person," as defined in Section
3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), or any person, entity or group specifically excluded by the Board, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of Securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                           (b)      When, during any period of 24 consecutive
months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors, either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 17.2(b);

                           (c)      the date of approval by the stockholders of
the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

                           (d)      the date of approval by the stockholders of
the Company of the liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

                  17.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the NASDAQ National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 18.       GENERAL PROVISIONS

                  18.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  18.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any Outside Director any right to continued service as a director.

                  18.3 Determinations by the Committee or the Board under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                  18.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 19.       EFFECTIVE DATE OF PLAN

                  The Plan shall be effective on April 1, 1996, subject to approval by the Company's stockholders at the 1996 Annual Meeting of Stockholders. Any grants made under the Plan before shareholder approval of the Plan shall be made subject to such shareholder approval. The Plan was adjusted effective May 28, 1996 to reflect the Company's two-for-one stock split effective as of such date, and was amended and restated on January 9, 1997 and amended on July 10, 2002.

                                     FORM OF
                            NAUTICA ENTERPRISES, INC.
                             STOCK OPTION AGREEMENT
                               FOR EXCHANGE OFFER

         OPTION AGREEMENT, made as of the XXX day of XXX, 2002, between Nautica Enterprises, Inc., a Delaware Corporation (hereinafter referred to as the "Company") and XXX, an employee of the Company or one or more of its Related Companies (hereinafter called the "Employee").

         The Company has adopted the 1996 Stock Incentive Plan (hereinafter referred to as the "Plan") to encourage key employees and officers of the Company and its Related Companies to become stockholders of the Company or to increase their stockholdings in the Company. All capitalized terms used herein without definition are used as defined in the Plan.

         NOW, THEREFORE, for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

         1. GRANT OF OPTIONS. The Company hereby grants to the Employee pursuant to the Plan the right and option (hereinafter referred to as the "Option") to purchase from the Company all or any part of an aggregate of XXX shares of the common stock of the Company, $.10 par value (hereinafter referred to as "Common Stock"), on the terms and conditions set forth in this Agreement and the Plan, such number of shares of Common Stock to be subject to adjustment as provided in paragraph 8 hereof.

         2. PURCHASE PRICE. The purchase price (hereinafter referred to as the "Option Price") of the shares of Common Stock covered by the Option shall be $XXX per share.

         3. DURATION OF OPTION. The Option granted hereunder shall be for a period of __ years from the date hereof, subject to earlier termination as provided in paragraph 6 hereof. The Option may be exercised at any time or from time to time prior to such expiration or termination, as to any part of or all of the shares of Common Stock covered thereby; provided, however, that the Option shall not be exercisable prior to the expiration of six months from the date hereof. In the event of a Change of Control of the Company (as defined in the Plan) the right to exercise the Option shall be accelerated so that the Option may be exercised on the date of the Change of Control.

         Except as provided in paragraphs 6 and 7 hereof, the Option may not be exercised unless the Employee at the time of such exercise is an employee of the Company or of a Related Company and shall have been continuously so employed since the date hereof. Absence on permitted leave from the Company or any Related Company, or a change of employment from any Related Company to any other Related Company or to the Company, or such change from employment by the Company to any of its Related Companies, shall not be considered an interruption of employment for the purposes of this Agreement.

                  4. NONTRANSFERABILITY. The Option shall not be assignable or transferable other than by will or the laws of descent and distribution. The Option shall be exercisable during the lifetime of the Employee only by the Employee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

                  5. EMPLOYMENT. Nothing in this Agreement or the Plan shall confer upon the Employee any right to be continued in the employ of the Company or any Related Company. Nothing in this Agreement or in the Plan shall limit the right of the Company or any Related Company to terminate the employment of the Employee or to reduce or change his or her compensation at any time and from time to time.

                  6. TERMINATION OF EMPLOYMENT. In the event the employment of the Employee with the Company and/or the Related Company by which he or she is employed ceases (other than as a result of a leave of absence approved by the Company or a Related Company or by reason of the Employee's death or physical disability), all rights to purchase shares pursuant to the Option shall forthwith cease and terminate, except that, for a period of three months after the termination of his or her employment, the Employee shall have the right to exercise the Option with respect to those shares which he or she had a right to purchase as of the date of termination. If such termination results from physical disability, then the Option or unexercised portion thereof shall be exercisable in accordance with the terms of the option for a period of twelve
(12) months after the date of the date of termination of employment or until the expiration date of the Option, if sooner.

                  7. DEATH OF EMPLOYEE. In the event of the death of the Employee while he or she is in the employ of the Company or any Related Company (or within three months subsequent to the termination of his or her employment), the Option or unexercised portion thereof shall be exercisable in full at any time prior to the expiration date of the Option, in accordance with the terms of the Option, but only by the person or persons to whom such Employee's rights under the Option shall pass by the Employee's will or by laws of descent and distribution of the state of his or her domicile at the time of his or her death.

                  8. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, reclassification, Common Stock dividend, Common Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock after the date hereof, an appropriate substitution or adjustment shall be made in the number of shares subject to the Option and to the Option Price; provided, however, that such adjustment shall not increase the aggregate value of the Option, no fractional shares shall be issued, and the aggregate Option Price shall be appropriately reduced on account of any fractional shares. Any such adjustment shall be made by the Compensation Committee of the Board of Directors of the Company or other committee administering the Plan (the "Committee"), and any such adjustment pursuant to this paragraph 8 shall be conclusive.

                  9. EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal office which is now located at 40 West 57 Street, New York, New York, Attention: Controller. Such notice shall state the election to exercise the Option and the number of shares in respect of which it shall be exercised, and shall be signed by the person or persons so exercising the Option. In the event that the Option shall be exercised pursuant to paragraph 7 hereof by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option, as may be reasonably required by the Company and its counsel. The notice of exercise shall be accompanied by payment of the full purchase price of the shares being purchased in cash or cash equivalents, in shares of Common Stock which have been owned by the Employee for at least six months, or in any combination thereof. The Employee shall have the right to instruct the Company to withhold a portion of his Option shares to meet the minimum obligations for tax withholding upon exercise of the Option. In the alternative, the Employee may tender to the Company shares of the Company owned by the Executive for at least six months to satisfy such tax withholding obligation. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered, as provided above, to or upon the written order of the person or persons exercising the Option as soon as practicable (except as otherwise provided below in this paragraph 9) after the due and proper exercise of the Option. The holder of the Option shall not have any rights of a stockholder with respect to the shares covered by the Option unless and until the certificate or certificates for such shares shall have been issued and delivered to him or her. It is expressly understood that, notwithstanding anything contained in this Agreement to the contrary, (1) the time for the delivery of the certificate or certificates of Common Stock may be postponed by the Company for such period as may be required by the Company to comply with any listing requirements of any national securities exchange or to comply with any applicable State or Federal law, and (2) the Company shall not be obligated to sell, issue or deliver any shares as to which the option or any part thereof shall have been exercised unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

                  10. AUTHORITY. The Committee has the authority to interpret the Plan and this Agreement, and to decide all questions of fact arising under them. All determinations by the Committee shall be final and binding on the Employee.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereof thereunto duly authorized, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

                                              NAUTICA ENTERPRISES, INC.



                                              By:
                                                   -----------------------------


                                                   -----------------------------
                                                               Employee


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